VANGUARD NATURAL RESOURCES
2019 INCENTIVE PLAN
1.Purpose. This Vanguard Natural Resources Inc. (the “Company”) 2019 Incentive Plan (the “Plan”) is designed to align the interests of the Company and eligible key employees of the Company and its subsidiaries.
2.    Adoption of the Plan. The Company, intending to be legally bound, hereby adopts the Plan effective as of January 1, 2019 (the “Effective Date”). The Plan shall be in effect from the Effective Date and shall continue until December 31, 2019, unless earlier terminated by the Company in accordance with Section 7(c) (the “Term”). The expiration or termination of the Term shall not in any event reduce or adversely affect any amounts due to any Participant hereunder for any Quarter ending on or before such date.
3.    General. The compensation provided under the Plan is intended to be in addition to all other compensation payable to Participants under any employment agreement or incentive plan or program in effect with the Company or its direct or indirect subsidiaries.
4.    Definitions. For purposes of this Plan:
(a)    “Board” means the Company’s Board of Directors.
(b)    “Bonus” shall mean any bonus payment payable to a Participant under the Plan.
(c)    “Cause” means means the Participant has (i) been convicted of, or pleaded no contest to, a felony, (ii) engaged in conduct which is materially injurious to the Company (including, without limitation, misuse of any funds or other property), (iii) engaged in gross negligence or willful misconduct in the performance of the Participant’s duties for the Company or (iv) willfully refused without proper legal reason to perform the Participant’s duties for the Company after written request for such performance. For purposes of this definition, no act or failure to act will be deemed “willful,” unless effected by the Participant not in good faith and without a reasonable belief that his action or failure to act was in or not opposed to the best interests of the Company or any of its Affiliates.
(d)    “Company Group” means the Company and its direct and indirect subsidiaries.
(e)    “Disability” means a Participant’s inability to perform his services for the Company for 90 consecutive days or 180 days in any 365 day period, in either case, due to the Participant’s mental or physical impairment.
(f)    “Good Leaver” means a Participant whose employment or service with the Company Group is terminated by the Company for a reason other than Cause, is terminated by the Participant for Good Reason or is terminated due to the Participant’s death or Disability.

(g)    “Good Reason” means any of following, in each case, without the Participant’s written consent: (i) any material diminution in the Participant’s base salary, or (ii) the Company requiring the Participant to relocate to a primary place of employment that is located more than fifty (50) miles from the Participant’s previous primary place of employment; provided that prior to the Participant’s termination of employment for Good Reason, the Participant must give written notice to the Company of any Good Reason event within thirty (30) days after the Participant has actual knowledge of the facts or circumstances giving rise thereto and such event must remain uncorrected for 30 days following such written notice. Any termination for “Good Reason” following such thirty (30) day cure period must occur within thirty (30) days of the expiration of such cure period.
(h)    “Participant” shall have the meaning ascribed thereto in Section 5 hereof.
(i)    “Quarter” means each successive calendar quarter commencing during the Term.
(j)    “Section 409A” means Section 409A of the Internal Revenue Code of 1986, as amended.
(k)    “Target Bonus” means the Participant’s personal STIP percentage determined by the Board multiplied by the Participant’s base salary.
5.    Eligible Participants. Each person designated by the Board from time to time shall be a Participant under the Plan and eligible to receive a Bonus.
6.    Term of Participation.
(a)    General. General. Each Participant’s Target Bonus shall consist of two components: (i) twenty percent (20%) of a Participant’s Target Bonus shall be earned and payable if the Participant is employed at the end of the applicable Quarter (the “Retention Component”) and (ii) twenty percent (20%) of a Participant’s aggregate Target Bonus for 2019 shall be earned and payable based on the Company’s assessment of the Participant’s performance during the 2019 calendar year (the “Performance Component”). For the sake of clarity, if a Participant’s Target Bonus is $1,000, the Participant’s quarterly Retention Component would be $200 and the Participant’s annual Performance Component would be $200.
(b)    Retention Component. The Participant will earn 100% of the Retention Component for a particular Quarter if the Participant is employed by the Company Group on the last day of such Quarter (the “Vesting Date”). The Retention Component, to the extent earned, will be paid in cash within fifteen (15) days of the end of the applicable Quarter.
(c)    Performance Component. The Company will assess each Participant’s personal performance during the 2019 calendar year and determine, in its sole discretion, the amount, if any, of the Participant’s Performance Component earned by the Participant, which can range from 0% to 40% of the Participant’s Target Bonus (i.e., 0% to 200% of the Participant’s Performance Component opportunity). The portion of the Performance Component earned by the Participant will be paid in cash within 45 days after December 31, 2019 (the “Vesting Date”) if the Participant is then employment by the Company Group.
(d)    Continued Employment. Except as set forth in this Section 6(d), a Participant whose employment with the Company Group terminates for any reason before the applicable Vesting Date shall forfeit the right to receive any unpaid Bonus. Notwithstanding the foregoing, a Participant who becomes a Good Leaver before a Vesting Date will be paid (i) a pro rata portion (based on the percentage of the Quarter the Participant was engaged by the Company Group) of the Retention Component for the Quarter that includes such termination and (ii) the portion of the Participant’s Performance Component (which may be $0) determined by the Company in its sole discretion.
7.    Plan Administration. This Plan shall be administered by the Board. The Board is given full authority and discretion within the limits of this Plan to establish such administrative measures as may be necessary to administer and attain the objectives of this Plan and may delegate the authority to administer the Plan to an officer of the Company. The Board (or its delegate, as applicable) shall have full power and authority to construe and interpret this Plan and any interpretation by the Board shall be binding on all Participants and shall be accorded the maximum deference permitted by law.
(a)    All rights and interests of Participants under this Plan shall be non-assignable and nontransferable, and otherwise not subject to pledge or encumbrance, whether voluntary or involuntary, other than by will or by the laws of descent and distribution. In the event of any sale, transfer or other disposition of all or substantially all of the Company’s assets or business, whether by merger, stock sale, consolidation or otherwise, the Company may assign this Plan.
(b)    The Company may deduct all applicable taxes and any other withholdings required to be withheld with respect to the payment of any award pursuant to this Plan. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to ensure the payment of any award provided for hereunder.
(c)    The Company, in its sole discretion, shall have the right to modify, supplement, suspend or terminate this Plan at any time; provided that, except as required by law, in no event shall any amendment or termination adversely affect the rights of Participants without the prior written consent of the affected Participants. Subject to the foregoing, the Plan shall terminate upon the satisfaction of all obligations of the Company or its successor entities hereunder.
(d)    Nothing contained in this Plan shall in any way affect the right and power of the Company to discharge any Participant or otherwise terminate his or her employment at any time or for any reason or to change the terms of his or her employment in any manner.
(e)    Captions preceding the sections hereof are inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provision hereof.
(f)    The administration of the Plan shall be governed by the laws of Texas, without regard to the conflict of law principles of any state. Any persons or corporations who now are or shall subsequently become parties to the Plan shall be deemed to consent to this provision.

(g)    The Plan is intended to either comply with, or be exempt from, the requirements of Section 409A. To the extent that the Plan is not exempt from the requirements of Code Section 409A, the Plan is intended to comply with the requirements of Code Section 409A and shall be limited, construed and interpreted in accordance with such intent. Notwithstanding the foregoing, in no event whatsoever shall the Company be liable for any additional tax, interest, income inclusion or other penalty that may be imposed on a Participant by Code Section 409A or for damages for failing to comply with Code Section 409A.
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IN WITNESS WHEREOF, the Company has caused the Plan to be signed by its duly authorized officer as of the date first set forth above.
VANGUARD NATURAL RESOURCES INC.
By:    /s/ R. Scott Sloan
R. Scott Sloan, President and CEO